Exhibit 10.57

AMENDMENT NO.3

TO

COLLABORATION AGREEMENT

THIS AMENDMENT NO.3 (“Amendment No.3”) TO THAT CERTAIN COLLABORATION AGREEMENT dated 11th day of August, 2001 (“Collaboration Agreement”) (as amended on March 5th, 2002 and September 3rd, 2002), is effective as of the 10th day of August 2004, by and between Nuvelo, Inc., a corporation organized under the laws of Delaware, having offices at 675 Almanor Avenue, Sunnyvale, California 94085 USA (“Nuvelo”), and Kirin Brewery Company, Ltd., a corporation organized under the laws of Japan, having offices at 10-1, Shinkawa 2-chome, Chuo-ku, Tokyo 104-8288, Japan, (“Kirin”).

Recitals

A. Nuvelo and Kirin have previously executed the Collaboration Agreement regarding collaborative research and development of new protein, antibody and macromolecular therapeutics.

B. Such Collaboration Agreement has been amended as of March 5th, 2002 and September 3rd, 2002, and

C. Nuvelo and Kirin desire to extend the Collaboration Agreement and implement a new R & D Plan as set forth below pursuant to this Amendment No.3.

NOW, THEREFORE, it is agreed to as follows:

1. Section 8.1 of Collaboration Agreement shall be amended in its entirety to read as follows:

“8.1 Term of Agreement. The term of this Agreement shall commence on the Effective Date and continue until December 31, 2005 (the “Term”), unless sooner terminated in accordance with this Article 8.”

2. Kirin and Nuvelo agree that the JRDC shall mutually agree upon a new R&D Plan before September, 30, 2004, which new R&D Plan shall include: (i) a process by which the JRDC will determine that a molecule is no longer a potential Development Candidate because the molecule is no longer undergoing Research Work and the JRDC has not approved Development Work for the molecule, with the result that the molecule is no longer subject to the

Collaboration Agreement; and (ii) a process by which the JRDC will determine that a molecule is a Development Candidate, with the result that Development Work will commence on that molecule.

3. All capitalized terms have the meanings set forth in the Collaboration Agreement, unless otherwise expressly stated herein. Except to the extent as expressly stated herein, the provisions of the Collaboration Agreement (as amended) are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the undersigned have caused this Amendment No.3 to be effective as of 10 August 2004.

NUVELO, INC.		KIRIN BREWERY COMPANY, LTD.

By	/s/ Ted W. Love	By	/s/ Toshifumi Mikayama
Typed Name:	Ted W. Love	Typed Name:	Toshifumi Mikayama
Title	President & CEO	Title	Vice President, Planning
Date	September 10, 2004	Date	September 3, 2004